Exhibit 5.1

April 13, 2026

CaliberCos Inc.

8901 E. Mountain View Rd., Ste. 150

Scottsdale, Arizona 85258

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to CaliberCos Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing of a Registration Statement on Form S-3 (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), including a related prospectus filed with the Registration Statement (the “Prospectus”) relating to the registration of up to 2,162,791 shares of the Company’s Class A common stock, par value $0.001 (“Common Stock”), consisting of (i) up to 1,707,900 shares of Class A common stock (the “Shares”), and (ii) up to 454,891 shares of Class A common stock issuable upon conversion of Series AAA Convertible Preferred Stock (the “Conversion Shares”), for resale from time to time, pursuant to Rule 415 promulgated under the Securities Act by the selling stockholders as defined and listed in the Registration Statement under “Selling Stockholders” (the “Selling Stockholders”). The Shares and the Conversion Shares may be sold by the Selling Stockholders as set forth in the Registration Statement and the Prospectus.

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

As such counsel and for purposes of our opinion set forth below, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, resolutions, certificates and instruments of the Company and corporate records furnished to us by the Company, certificates of public officials, statutes, records and such other instruments and documents as we have deemed necessary or appropriate as a basis for the opinion set forth below, including without limitation the Third Amended and Restated Certificate of Incorporation of the Company, the Amended and Restated Bylaws of the Company, certain minutes and consents of the Company’s board of directors relating to the Registration Statement and the Prospectus, the subscription agreements (the “Subscription Agreements”), the registration rights agreements, the Registration Statement, the Prospectus and such other agreements, documents, certificates and statements of the Company relating to the Registration Statement and the Prospectus.

In such examination and in rendering the opinion expressed below, we have assumed, without independent investigation or verification: (i) the genuineness of all signatures on all agreements, instruments, corporate records, certificates and other documents submitted to us, (ii) the legal capacity and authority of all persons or entities (other than the Company) executing all agreements, instruments, corporate records, certificates and other documents submitted to us, (iii) the authenticity and completeness of all agreements, instruments, corporate records, certificates and other documents submitted to us as originals, (iv) that all agreements, instruments, corporate records, certificates and other documents submitted to us as certified, electronic, facsimile, conformed, photostatic or other copies conform to authentic originals thereof, and that such originals are authentic and complete, (v) the due authorization, execution and delivery of all agreements, instruments, certificates and other documents by all parties thereto (other than the Company), (vi) that the statements contained in the certificates and comparable documents of public officials, officers and representatives of the Company and other persons on which we have relied for the purposes of this opinion set forth below are true and correct, and (vii) that the officers and directors of the Company have properly exercised their fiduciary duties. We also have made such further legal and factual examinations and investigations as we deemed necessary for purposes of expressing the opinion set forth herein. We have further obtained from the officers of the Company certificates as to certain factual matters necessary for the purpose of this opinion and, insofar as this opinion is based on such matters of fact, we have relied solely on such certificates without independent investigation.

695 Town Center Drive, 14th Floor, Costa Mesa, CA 92626 Telephone: 714.371.2500 Fax: 714.371.2550

Albany | Boston | Chicago | Los Angeles | New York | Orange County | Sacramento | San Francisco |

Silicon Valley | Washington, D.C.

CaliberCos Inc.

April 13, 2026

Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:

(1) The Shares have been issued by the Company in accordance with the Subscription Agreements and, upon cancellation of the promissory notes in accordance with the Subscription Agreements, are validly issued, fully paid and nonassessable; and

(2) The Conversion Shares, when issued by the Company in accordance with the Certificate of Designations, Preferences and Rights of Series AAA Convertible Preferred Stock of the Company, will be validly issued, fully paid and nonassessable.

The opinions expressed in this opinion letter are limited to the General Corporation Law of the State of Delaware. We express no opinion as to whether the laws of any jurisdiction are applicable to the subject matter hereof. This opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Shares or the Conversion Shares. We are not rendering any opinion as to compliance with any federal or state law, rule or regulation relating to securities, including any state securities laws, or to the sale or issuance thereof.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and the use of our name therein under the caption “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are experts with respect to any part of the Registration Statement or the Prospectus within the meaning of the term “expert” as used in Section 11 of the Securities Act or the rules and regulations promulgated thereunder by the Commission, nor we do admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission adopted under the Securities Act.

The opinion included herein is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

Very truly yours,

/s/ Manatt, Phelps & Phillips, LLP
Manatt, Phelps & Phillips, LLP